                                                                         EX-23.4


                             ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the use of our report dated October 25, 1996 (and to the reference to our Firm as experts) included in or made a part of the registration statement.



                                        /s/ Arthur Andersen LLP
                                        ----------------------------



Los Angeles, California
June 25, 1997